Exhibit 99.1

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or 610-525-2531 (evening);
Joseph W. Rebl, Treasurer
610-526-2466 or 609-814-0507 (evening)

Bryn Mawr Bank Corporation reports steady growth in its Banking and Wealth Management business segments for first six months of 2004

BRYN MAWR, Pa., July 23, 2004—Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company, (the “Bank”), reported that the first six months of 2004 was a period of steady growth in earnings for both its Banking and Wealth Management Business Segments. Net interest income was up 5% to $12,918,000 from $12,346,000 reported for the first six months of 2003. Fees for investment management and trust services increased by 12% to $5,198,000 from $4,661,000 for the same period last year. Income from the sale of residential mortgage loans, however, showed a 54% decline of $3,769,000 as mortgage originations and sales subsided in a rising rate environment.

Net income for the first six months of 2004 was $5,149,000, up 48% from $3,478,000 reported for the same period in 2003. The first-half 2003 net income included a $2,120,000 loss, net of income tax benefit, from the sale of the assets of the Corporation’s family office subsidiary, Joseph W. Roskos & Co. Income from continuing operations during the first six months of 2004 showed an 8% decline of $449,000, compared to the same six month period in 2003 and a 6¢ decrease in diluted earnings per share.

Second quarter 2004 net income, reflecting the loss net of income tax benefit, from discontinued operations in 2003, was up 163% to $2,129,000 from $809,000 reported for the second quarter of 2003, while diluted earnings per share increased to 24¢ from 9¢ for last year’s second quarter.

Second quarter income from continuing operations showed a 22% decline of $608,000, and diluted earnings per share from continuing operations were down by 23% or 7¢ per share. The reduction in the volume of residential mortgage loan sales in the second quarter of 2004, compared to the same quarter of 2003, is primarily responsible for this earnings decline.

According to Corporation Chairman Ted Peters, “We continue to be optimistic about the Corporation’s future earnings potential even though the large gains resulting from residential mortgage refinancing activity in 2002 and 2003 have significantly decreased. We believe that our other business segments are well positioned to offset the decrease in mortgage banking profits. The traditional banking segment has an asset interest-rate-sensitive balance sheet. As interest rates again rise, the Bank’s net interest margin and related net interest income should increase. The wealth management business segment continues to increase its revenue generation. Trust revenues were up 13% for the quarter and 12% for the first six months of 2004 compared to the same periods last year.”

Peters continued, “Our outlook remains strong. The Corporation’s balance sheet grew by 13%, primarily in the loan portfolio, which was up by 15%. Deposits were up by 14%. Asset quality continues to remain strong. As a percent of total loans, non-performing loans and loans delinquent 30 days or more amounted to .07% and .23%, respectively. Our annualized return on assets was 1.66% and the annualized return on equity was 15.40%.”

Total other expenses for the first six months of 2004 decreased by 11% compared to the same period in 2003. This was primarily due to a $1,723,000 decrease in other operating expenses, resulting from reduced expenses directly related to the decline in residential mortgage activity and a company-wide focus on expense control.

In other business, the Corporation’s Board of Directors approved a regular quarterly dividend of 10¢ per share, payable September 1, 2004, to shareholders of record as of August 2, 2004.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond Bryn Mawr Bank Corporation’s control could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Forward-looking statements speak only as of the date they are made. Bryn Mawr Bank Corporation does not undertake to update forward-looking statements.

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Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Balance Sheets

	June 30 ($000 omitted) (unaudited)		Change
	2004	2003**	$	%
Assets
Cash and due from banks	$36,254	$39,363	$(3,109)	-8%
Interest-bearing deposits with other banks	7,786	284	7,502	2642%
Federal funds sold	10,000	16,600	(6,600)	-40%
Investment securities	31,652	22,776	8,876	39%
Loans held to maturity	552,092	463,827	88,265	19%
Loans held for sale, at fair market value	4,795	22,106	(17,311)	-78%

Loans	556,887	485,933	70,954	15%

Less: Allowance for loan loss	(6,965)	(6,576)	(389)	6%

Net loans	549,922	479,357	70,565	15%

Premises and equipment, net	13,659	12,200	1,459	12%
Accrued interest receivable	2,390	2,190	200	9%
Mortgage servicing rights	3,283	3,569	(286)	-8%
Other assets	10,290	7,620	2,670	35%
Assets of discontinued operations	—	2,460	(2,460)	-100%

Total Assets	$665,236	$586,419	$78,817	13%

Liabilities and shareholders’ equity

Demand deposits	$145,830	$153,520	$(7,690)	-5%
Savings and time deposits	442,191	360,385	81,806	23%

Total Deposits	588,021	513,905	74,116	14%

Other liabilities	8,644	9,738	(1,094)	-11%
Liabilities of discontinued operations	—	12	(12)	-100%

Shareholders’ equity
Common stock	11,164	5,549	5,615	101%
Surplus	6,965	11,472	(4,507)	-39%
Accumulated other Comprehensive (loss) income, net of deferred income taxes	(450)	(88)	(362)	411%
Retained earnings	72,701	65,228	7,473	11%

	90,380	82,161	8,219	10%

Less common stock in treasury, at cost	(21,809)	(19,397)	(2,412)	12%

Total shareholders’ equity	68,571	62,764	5,807	9%

Total liabilities and shareholders’ equity	$665,236	$586,419	$78,817	13%

Outstanding standby letters of credit	$8,848	$10,182	$(1,334)	-13%

**	Reclassified for comparative purposes

Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Statements of Income

	Quarter ended June 30 (unaudited) ($000 omitted*)		Change
	2004	2003**	$	%
Interest income:
Interest and fees on loans	$7,368	$7,012	$356	5%
Interest on federal funds sold	15	32	(17)	-53%
Interest on investment securities	240	210	30	14%
Dividend income	9	10	(1)	-10%

Total interest income	7,632	7,264	368	5%

Interest expense	1,083	1,099	(16)	-1%

Net interest income	6,549	6,165	384	6%
Loan loss provision	188	250	(62)	-25%

Net interest income after loan loss provision	6,361	5,915	446	8%

Other income:
Fees for trust services	2,644	2,336	308	13%
Loan servicing and late fees	397	452	(55)	-12%
Other commissions and fees	90	97	(7)	-7%
Service charges on deposits	478	481	(3)	-1%
Gain on sale of loans	775	3,589	(2,814)	-78%
Miscellaneous income	455	492	(37)	-8%

Total other income	4,839	7,447	(2,608)	-35%

Other expenses:
Salaries and employee benefits	4,759	4,768	(9)	0%
Occupancy expense	1,033	938	95	10%
Other operating expenses	2,169	3,465	(1,296)	-37%

Total other expenses	7,961	9,171	(1,210)	-13%

Income from continuing operations before income taxes	3,239	4,191	(952)	-23%
Applicable income taxes	1,110	1,454	(344)	-24%

Income from continuing operations	2,129	2,737	(608)	-22%

Income (loss) from discontinued operations net of taxes	0	(1,928)	1,928	n/a

Net income	2,129	809	1,320	163%

Basic earnings per common share ***

Income from continuing operations	$0.25	$0.31	$(0.06)	-19%
Income (loss) income from discontinued operations	$0.00	$(0.22)	$0.22	n/a

Total basic earnings per common share	$0.25	$0.09	$0.16	178%

Diluted earnings per common share ***

Income from continuing operations	$0.24	$0.31	$(0.07)	-23%
Income (loss) from discontinued operations	$0.00	$(0.22)	$0.22	n/a

Total diluted earnings per common share	$0.24	$0.09	$0.15	167%

Dividends declared per share ***	$0.10	$0.10	$0.000	0%

Weighted-average shares outstanding	8,605,673	8,630,252	(24,579)
Dilutive potential common shares	172,397	132,378	40,019

Adjusted weighted-average shares	8,778,070	8,762,630	15,440

*	Except for share and per share data
**	Reclassified for comparative purposes
***	Restated for 2 for 1 stock split effective October 01, 2003

Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Statements of Income

	Period ended June 30 (unaudited) ($000 omitted*)		Change
	2004	2003**	$	%
Interest income:
Interest and fees on loans	$14,546	$14,023	$523	4%
Interest on federal funds sold	33	57	(24)	-42%
Interest on investment securities	487	439	48	11%
Dividend income	18	22	(4)	-18%

Total interest income	15,084	14,541	543	4%

Interest expense	2,166	2,195	(29)	-1%

Net interest income	12,918	12,346	572	5%
Loan loss provision	375	500	(125)	-25%

Net interest income after loan loss provision	12,543	11,846	697	6%

Other income:
Fees for trust services	5,198	4,661	537	12%
Loan servicing and late fees	911	866	45	5%
Other commissions and fees	157	206	(49)	-24%
Service charges on deposits	954	960	(6)	-1%
Gain on sale of loans	3,219	6,988	(3,769)	-54%
Miscellaneous income	974	1,108	(134)	-12%

Total other income	11,413	14,789	(3,376)	-23%

Other expenses:
Salaries and employee benefits	9,882	10,157	(275)	-3%
Occupancy expense	1,974	1,923	51	3%
Other operating expenses	4,226	5,949	(1,723)	-29%

Total other expenses	16,082	18,029	(1,947)	-11%

Income from continuing operations before income taxes	7,874	8,606	(732)	-9%
Applicable income taxes	2,725	3,008	(283)	-9%

Income from continuing operations	5,149	5,598	(449)	-8%
Income (loss) from discontinued operations net of taxes	0	(2,120)	2,120	n/a

Net income	5,149	3,478	1,671	48%

Basic earnings per common share ***
Income from continuing operations	$0.60	$0.64	$(0.04)	-6%
Income (loss) income from discontinued operations	$0.00	$(0.24)	$0.24	n/a

Total basic earnings per common share	$0.60	$0.40	$0.20	50%

Diluted earnings per common share ***
Income from continuing operations	$0.58	$0.64	$(0.06)	-9%
Income (loss) from discontinued operations	$0.00	$(0.24)	$0.24	n/a

Total diluted earnings per common share	$0.58	$0.40	$0.18	45%

Dividends declared per share ***	$0.20	$0.20	$0.00	0%

Weighted-average shares outstanding	8,624,439	8,657,936	(33,497)
Dilutive potential common shares	186,593	129,184	57,409

Adjusted weighted-average shares	8,811,032	8,787,120	23,912

*	Except for share and per share data
**	Reclassified for comparative purposes
***	Restated for 2 for 1 stock split effective October 01, 2003